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                                                                   EXHIBIT 10.15


** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.

                                    AGREEMENT

Effective as of August 20, 1997 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and TRANSGENOMIC, INC., a Delaware corporation having a principal place of business at 5600 South 42nd Street, Omaha, Nebraska 68107 ("LICENSEE"), agree as follows:

1.  BACKGROUND

1.1 STANFORD has an assignment of "Detection of DNA Heteroduplices by Denaturing High Performance Liquid Chromatography" from the laboratory of Dr. Peter Oefner and Dr. Peter Underhill, as described in Stanford Docket S95-024, ("Invention(s)") and any Licensed Patent(s), as hereinafter defined.

1.2 STANFORD desires to have the Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.3 LICENSEE desires a license under said Invention(s) and Licensed Patent(s) for commercialization of this technology.

1.4 The Invention(s) were made in the course of research supported by the National Institutes of Health.

2. DEFINITIONS

2.1      "Invention(s)" means any invention disclosed in Stanford Docket
         S95-024.


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2.2      "Licensed Patent(s)" means STANFORD's U.S. Patent Application, Serial
         Number 512,681 filed August 8, 1995 and any divisions, continuations, continuations-in-part, reexaminations or reissues of any such patent applications or patents.

2.3 "Licensed Field of Use" is for the detection of nucleic acid heteroduplex molecules.

3. GRANT

3.1 STANFORD hereby grants and LICENSEE hereby accepts a non-exclusive license to the Invention(s) and to the Licensed Patents in the Licensed Field of Use.

3.2 Said license of Paragraph 3.1 shall commence on August 20, 1997 and continue until expiration of the last to expire of Licensed Patent(s).

3.3 STANFORD acknowledges that future inventions and discoveries relating to this technology may be useful to LICENSEE in its development and/or commercialization process. Subject to STANFORD's obligations to sponsored research, STANFORD will, as soon as practicable, bring any such new invention and discovery related to this technology to LICENSEE's attention and provide LICENSEE a reasonable opportunity to negotiate a license therefor.

4.  GOVERNMENT RIGHTS

This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s).


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5. REPORTS

PROGRESS REPORT -- On or before August 25 of each year, beginning August 25, 1998, during the term of the Agreement, LICENSEE shall make a written annual report to STANFORD covering the preceding year ending July 31, regarding the progress of LICENSEE toward commercial use of the Invention(s) and Licensed Patent(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward commercializing the Invention(s) and Licensed Patent(s).

6. ROYALTIES

6.1 LICENSEE agrees to pay to STANFORD a nonrefundable license issue royalty of ** upon signing this Agreement. Such payment is due August 25, 1997.

6.2 On August 25, 1998 and each August 25 thereafter, LICENSEE agrees to pay to STANFORD annual royalty payments of ** each year.

6.3 LICENSEE will also pay to STANFORD a one time, nonrefundable patent issue royalty of ** after the issuance of a Licensed Patent(s). Such payment is due within thirty (30) days after notification from STANFORD.

7.  NEGATION OF WARRANTIES

7.1      Nothing in this Agreement is or shall be construed as:

                  (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);

                  (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

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                  (c)      An obligation to bring or prosecute actions or suits
                           against third parties for infringement; or

                  (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than to the Invention(s) and Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s).

7.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PATENT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

7.3 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to:

                  (a) U.S. Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras," U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740,470,
                           both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents) or reissues thereof; or

                  (b) U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

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8.  INDEMNITY

8.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), or Licensed Product(s) by LICENSEE, or their customers.

8.2 STANFORD shall not be liable for any indirect, special, consequential, or other damages whatsoever, whenever grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

8.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

8.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE. Such insurance shall provide minimum limits of liability of Two Million Dollars ($2,000,000) and shall include STANFORD, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty


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         (30) days prior written notice of cancellation or material change to
         STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD or Stanford Health Services shall be excess and noncontributory.

9.  STANFORD NAMES AND MARKS

9.1 LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or Stanford Health Services, or that is associated with either of them, without STANFORD's prior written consent.

9.2 LICENSEE with respect to sales, marketing, advertising or promotional materials disseminated concerning the technology covered by the Invention(s) and Licensed Patent(s) shall have the right to refer to and use the name, number(s), and owner(s) of the Invention(s) and Licensed Patent(s), as referred to in Paragraphs 2.1 and 2.2. LICENSEE may optionally use the following citation, and LICENSEE agrees when using said citation for sales, marketing, advertising, or promotional materials to use the entire citation written as follows:

         Oefner, Peter J., and Underhill, Peter A. (1995). Comparative DNA sequencing by denaturing high-performance liquid chromatography (DHPLC), Am. J. Hum. Genet. 57 {Suppl.}, A266.

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10.  INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS

During the Non-exclusive period of this Agreement, STANFORD and LICENSEE agree to discuss the appropriate course of action to be taken should either party be aware of any suspected infringement of any Licensed Patent(s) by a third party.

11. SUBLICENSE(S)

Purchasers of equipment, columns, reagents and software from LICENSEE for use in the Licensed Field of Use shall be deemed to have an implied license under the Licensed Patent(s) to practice the inventions thereof and shall be free from any suit brought based on the Licensed Patent(s). Otherwise, LICENSEE may not grant sublicense(s).

12. TERMINATION

12.1 LICENSEE may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.

12.2     STANFORD may terminate this Agreement if LICENSEE:

                  (a) Is in default in payment of royalty or providing of
                      reports;
                  (b) Is in breach of any provision hereof; or
                  (c) Provides any false report;

         and LICENSEE fails to remedy any such default, breach, or false report within ninety (90) days after written notice thereof by STANFORD.

12.3     Surviving any termination are:

                  (a) Any cause of action or claim of LICENSEE or STANFORD,
                      accrued or to accrue, because of any breach or default by the other party; and
                  (b) The provisions of Articles 7 and 8.

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13.  ASSIGNMENT

This Agreement may not be assigned except to a successor in business of all or substantially all the assets of LICENSEE.

14.  ARBITRATION

14.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

14.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within thirty (30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

14.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

14.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

15.  NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

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                              To STANFORD:        Office of Technology Licensing
                                                  Stanford University
                                                  900 Welch Road, Suite 350
                                                  Palo Alto, CA  94304-1850
                                                  Phone:  (650) 723-0651
                                                  Fax:    (650) 725-7295

                              Attention:          Director

                              To LICENSEE:        Transgenomic, Inc.
                                                  5600 South 42nd Street
                                                  Omaha, Nebraska  68107
                                                  Phone:  (402) 738-5480
                                                  Fax:    (402) 733-1264

                              Attention:          P. Thomas Pogge
                                                  General Counsel


Either party may change its address upon written notice to the other party.

16.  WAIVER

None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

17.  APPLICABLE LAW

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.

This Agreement constitutes the entire agreement between LICENSEE and STANFORD and supersedes all prior communications, understandings and agreements with respect to all matters covered in the Agreement.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.


                           THE BOARD OF TRUSTEES OF THE LELAND
                           STANFORD JUNIOR UNIVERSITY

                           Signature        /s/ Katharine Ku
                                            --------------------------------
                           Name             Katharine Ku
                                            --------------------------------
                           Title            Director, Technology Licensing
                                            --------------------------------
                           Date             August 25, 1997
                                            --------------------------------

                           LICENSEE

                           Signature        /s/ Collin D'Silva
                                            --------------------------------
                           Name             Collin D'Silva
                                            --------------------------------
                           Title            Chief Executive Officer
                                            --------------------------------
                           Date             August 28, 1997
                                            --------------------------------

** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.